Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Current Report on Form 8-K/A (Second Amendment) under the Securities Exchange Act of 1934 of The Titan Corporation dated August 4, 2001 of our report dated May 11, 2001 and contained in Post-effective Amendment No. 1 to Registration Statement No. 333-64768 of The Titan Corporation on Form S-4 under the Securities Act of 1933 insofar as such report relates to the financial statements of Datron Systems Incorporated as of March 31, 2001 and for the year then ended.

    We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 33-15680, 333-10919, 333-10965, 333-57651, 333-66149, 333-68621, and 333-35274), Form S-4 (No. 333-47633) and Form S-8 (Nos. 33-4041, 33-9570, 33-12119, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-30947, 333-66147, 333-67341, 333-90133, 333-90139, 333-35102, 333-41140, 333-41138, and 333-66980) of The Titan Corporation, of our report dated May 11, 2001, on our audit of the financial statements of Datron Systems Incorporated as of March 31, 2001 and for the year then ended, incorporated by reference in this Current Report on Form 8-K/A (Second Amendment) of The Titan Corporation.

/s/ Deloitte & Touche LLP

San Diego, California
October 18, 2001